ACTIVE/129481757.2 C4 THERAPEUTICS, INC. STATEMENT OF COMPANY POLICY ON INSIDER TRADING AND DISCLOSURE This memorandum sets forth the policy of C4 Therapeutics, Inc. and its subsidiaries (collectively, the “Company”) regarding trading in the Company’s securities as described below and the disclosure of information concerning the Company. This Statement of Company Policy on Insider Trading and Disclosure (the “Insider Trading Policy”) is designed to prevent insider trading or the appearance of impropriety, to satisfy the Company’s obligation to reasonably supervise the activities of Company personnel, and to help Company personnel avoid the severe consequences associated with violations of insider trading laws. It is your obligation to understand and comply with this Insider Trading Policy. Please contact Jolie M. Siegel, the Company’s Chief Legal Officer and Compliance Officer at (617) 231-0706 or jsiegel@c4therapeutics.com, if you have any questions regarding the policy. A. To Whom does this Insider Trading Policy Apply? This Insider Trading Policy is applicable to the Company’s directors, individuals who qualify as officers within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (“Section 16 Officers”), and certain designated employees (which initially shall be all employees, but may be changed by the Company’s management from time to time), consultants, and contractors of the Company and its subsidiaries who in the ordinary course of the performance of their duties have access to material, nonpublic information regarding the Company (collectively referred to as “Insiders”). The same restrictions that apply to you also apply to the following persons (“Affiliated Persons”): • your “Family Members,” who are (a) your spouse, domestic partner, significant other, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, in-laws or other family members, in each case, living in the same household as you; (b) your children or your spouse’s children who do not reside in the same household as you but are financially dependent on you; (c) any of your other family members who do not reside in your household but whose transactions are directed by you; and (d) any other individual over whose accounts you have control and to whose financial support you materially contribute (which would be defined to include, for example, paying an individual’s rent but not just a phone bill); • all trusts, family partnerships and other types of entities formed for your benefit or for the benefit of a member of your family and over which you have the ability to influence or direct investment decisions concerning securities; • all persons who execute trades on your behalf; and • any investment fund, trust, retirement plan, partnership, corporation or other entity over which you have the ability to influence or direct investment decisions concerning

ACTIVE/129481757.2 2 securities; provided, however, that the Trading Procedures do not apply to any such entity that engages in the investment of securities in the ordinary course of its business (e.g., an investment fund or partnership) if the entity has established its own insider trading controls and procedures in compliance with applicable securities laws and it (or an affiliated entity) has represented to the Company that its affiliated entities: (a) engage in the investment of securities in the ordinary course of their respective businesses; (b) have established insider trading controls and procedures in compliance with securities laws; and (c) are aware the securities laws prohibit any person or entity who has material nonpublic information concerning the Company from purchasing or selling securities of the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities. You are responsible for ensuring compliance with this Insider Trading Policy by all such Affiliated Persons. Unless the context otherwise requires, references to “Insiders,” as that term is defined below, in this Insider Trading Policy refer collectively to Insiders and their Affiliated Persons. All Insiders also must comply with the Company’s Special Trading Procedures for Insiders (the “Trading Procedures”), and Rule 10b5-1 Trading Plan Policy (the “10b5-1 Policy”), which supplement and shall be deemed a part of this Insider Trading Policy. Generally, the Trading Procedures provide rules for when Insiders can transact in the Company’s securities and require and explain the process for requesting the pre-clearance of all proposed transactions in the Company’s securities by Insiders. Duration of Policy Restrictions This Insider Trading Policy will apply to you and your Affiliated Persons so long as you are associated with the Company. If you leave our Company for any reason, this Insider Trading Policy and, if applicable, the Trading Procedures, will continue to apply to you and your Affiliated Persons until the first trading day after any material nonpublic information known to you has become public or is no longer material. B. What is Prohibited by this Insider Trading Policy? It is generally illegal for any director, Section 16 Officer, employee or consultant of the Company to buy or sell the securities of the Company or derivatives relating to the securities of the Company while in the possession of material, nonpublic information about the Company. It is also generally illegal for any director, officer, employee or consultant of the Company to disclose material, nonpublic information about the Company to others who may trade on the basis of that information. These illegal activities are commonly referred to as “insider trading.” Your failure to observe this Insider Trading Policy could lead to significant legal problems, including fines and/or imprisonment, and could have other serious consequences, including the termination of your employment or service relationship with the Company.

ACTIVE/129481757.2 3 Prohibited Trading Activities When you know or are in possession of material, nonpublic information about the Company, you and your Affiliated Persons generally are prohibited from the following activities: • trading (for your account or for the account of any person or entity) in the Company’s securities, which includes common stock, options to purchase common stock, any other type of securities that the Company may issue (such as preferred stock, convertible debentures, warrants, exchange-traded options or other derivative securities), and any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities, except for trades made pursuant to plans pre-approved by the Compliance Officer in accordance with this policy, including the Trading Procedures and 10b5-1 Policy, and intended to comply with the affirmative defense of Rule 10b5-1 under the Exchange Act; • having others trade for you in the Company’s securities; and • giving trading advice of any kind about the Company except that you should, when appropriate, advise others not to trade if doing so might violate the law or this Insider Trading Policy. This Insider Trading Policy does not apply to an exercise of an employee stock option when payment of the exercise price is made in cash. The trading prohibitions set forth in this Insider Trading Policy do apply, however, to the use of outstanding Company securities to constitute part or all of the exercise price of an option, any sale of stock as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option. In addition, the Insider Trading Policy does not apply to the withholding by the Company of shares of stock upon vesting of restricted stock or upon settlement of restricted stock units to satisfy applicable tax withholding requirements if (a) such withholding is required by the applicable plan or award agreement or (b) the election to exercise such tax withholding right was made by the Insider in compliance with the Trading Procedures. These prohibitions continue whenever and for as long as you know or are in possession of material, nonpublic information. Remember, anyone scrutinizing your transactions will be doing so after the fact, with the benefit of hindsight. As a practical matter, before engaging in any transaction, you should carefully consider how enforcement authorities and others might view the transaction in hindsight. Prohibition on Tipping Providing material nonpublic information to another person who may trade or advise others to trade on the basis of that information is known as “tipping” and is illegal. You are prohibited from providing material nonpublic information about the Company to a friend, relative, or anyone else who might buy or sell a security or other financial instrument on the

ACTIVE/129481757.2 4 basis of that information, whether or not you intend to or actually do realize a profit (or any other benefit) from such tipping. Additionally, you are prohibited from recommending to any person that such person engage in or refrain from engaging in any transaction involving the Company’s securities, or otherwise give trading advice concerning the Company’s securities, if you are in possession of material nonpublic information about the Company. Prohibition on Trading in Securities of Other Companies This Insider Trading Policy’s prohibitions against insider trading and tipping also apply to trading in securities of other companies, including the Company’s customers, suppliers, partners, collaborators, competitors, and other enterprises with which the Company is working (such as when negotiating an acquisition, investment or other transaction that could be material). Whenever, during the course of your service to, or employment by, the Company, you become aware of material nonpublic information about another company, including any confidential information that is reasonably likely to affect the trading price of that company’s securities (for example, discussions of licensing a product or acquiring that other company), neither you nor your Affiliated Persons may trade in any securities of that company, give trading advice about that company, tip or disclose that information, pass it on to others, or engage in any other action to take advantage of that information. If your work regularly involves handling or discussing confidential information of one of our partners, suppliers or customers, you should consult with the Compliance Officer before trading in any of that company’s securities. Definition of Material, Nonpublic Information This Insider Trading Policy prohibits you from trading in the Company’s securities if you are in possession of information about the Company that is both “material” and “nonpublic.” What is “Material” Information? Information about the Company or any other company is “material” if it could reasonably be expected to affect the investment or voting decisions of a stockholder or potential investor, or if the disclosure of the information could reasonably be expected to significantly alter the total mix of information in the marketplace about the Company or such other company. In simple terms, material information is any type of information that could reasonably be expected to affect the market price of the Company’s securities. Both positive and negative information may be material. This Insider Trading Policy principally describes information about the Company that could be material but the same analysis applies to information that would preclude you from trading in the securities of another company. While it is not possible to identify all information that would be deemed “material,” the following items are types of information that should be considered carefully to determine whether they are material: • developments regarding any programs in preclinical or clinical development, including recent regulatory interaction and/or data that have been recently generated from ongoing or recently completed preclinical or clinical trials;

ACTIVE/129481757.2 5 • developments regarding the intellectual property and/or freedom to operate for any of the current programs or product candidates under development; • projections of future earnings or losses, or other earnings guidance; • earnings or revenue that are inconsistent with the consensus expectations of the investment community; • potential restatements of the Company’s financial statements, changes in auditors or auditor notification that the Company may no longer rely on an auditor’s audit report; • pending or proposed mergers, acquisitions, tender offers, joint ventures or dispositions of significant assets; • changes in management or the Board of Directors; • actual or threatened litigation or governmental investigations or major developments in such matters; • cybersecurity risks and incidents, including the discovery of significant vulnerabilities or breaches; • developments regarding products, customers, suppliers, orders, contracts or financing sources (e.g., the acquisition or loss of a contract); • changes in dividend policy, declarations of stock splits, or public or private sales of additional securities; • potential defaults under the Company’s credit agreements or indentures, or the existence of material liquidity deficiencies; and • bankruptcies or receiverships. The inclusion of the list above should not be interpreted to imply that each of these items above is always material. Rather, the information and events on the list still require determinations as to their materiality (although some determinations will be reached more easily than others). For example, some new developments regarding clinical development and some new contracts may clearly be material to an issuer; yet that does not mean that all clinical development information or contracts will be material. No “bright-line” standard or list of items can adequately address the range of situations that may arise. Further, the Company cannot create an exclusive list of events and information that have a higher likelihood of being considered material. If you have questions about whether certain information may be deemed material, please consult the Compliance Officer. The Securities and Exchange Commission (the “SEC”) has stated that there is no fixed quantitative threshold amount for determining materiality, and that even very small quantitative changes can be qualitatively material if they would result in a movement in the price of the Company’s securities.

ACTIVE/129481757.2 6 What is “Nonpublic” Information? Material information is “nonpublic” if it has not been disseminated in a manner making it available to investors generally. To show that information is public, it is necessary to point to some fact that establishes that the information has become publicly available, such as the filing of a report with the SEC, the distribution of a press release through a widely disseminated news or wire service, publishing the information on the Company’s website or via social media if such posting is a regular way in which the Company communicates with investors, or by other means that are reasonably designed to provide broad public access. Before a person who possesses material, nonpublic information can trade, there also must be adequate time for the market as a whole to absorb the information that has been disclosed. For the purposes of this Insider Trading Policy, information will be considered public after the close of trading on the first full trading day following the Company’s public release of the information. For example, if the Company announces material information of which you are aware before trading begins on a Tuesday, the first time you can buy or sell Company securities is the opening of the market on Wednesday. However, if the Company announces this material information after trading begins on that Tuesday, the first time that you can buy or sell Company securities is the opening of the market on Thursday. Special Trading Restrictions Applicable to Insiders Prohibited Transactions • No Short Sales. No Insider may at any time sell any securities of the Company that are not owned by such Insider at the time of the sale (a “short sale”). • No Purchases or Sales of Derivative Securities or Hedging Transactions. No Insider may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time. • No Company Securities Subject to Margin Calls. No Insider may use the Company’s securities as collateral in a margin account. • No Pledges. No Insider may pledge Company securities as collateral for a loan (or modify an existing pledge). C. What are the Penalties for Insider Trading and Noncompliance with this Insider Trading Policy?

ACTIVE/129481757.2 7 Both the SEC and the national securities exchanges, through the Financial Industry Regulatory Authority (“FINRA”), investigate and are very effective at detecting insider trading. The SEC, together with the U.S. Attorneys, pursue insider trading violations vigorously. For instance, cases have been successfully prosecuted against trading by employees in foreign accounts, trading by family members and friends, and trading involving only a small number of shares. The penalties for violating insider trading or tipping rules can be severe and include: • forfeiting of the profit gained or loss avoided by the trading; • payment of the loss suffered by the persons who, contemporaneously with the purchase or sale of securities that are subject of such violation, have purchased or sold, as applicable, securities of the same class; • payment of criminal penalties of up to $5,000,000; • payment of civil penalties of up to three times the profit made or loss avoided; and • imprisonment for up to 20 years. The Company and/or the supervisors of the person engaged in insider trading may also be required to pay civil penalties of up to the greater of $2,000,000 (subject to periodic inflation adjustments)1 or three times the profit made or loss avoided, as well as criminal penalties of up to $25,000,000, and could under certain circumstances be subject to private lawsuits. Violation of this Insider Trading Policy or any federal or state insider trading laws may subject the person violating such policy or laws to disciplinary action by the Company up to and including termination. The Company reserves the right to determine, in its own discretion and on the basis of the information available to it, whether this Insider Trading Policy has been violated. The Company may determine that specific conduct violates this Insider Trading Policy, whether or not the conduct also violates the law. It is not necessary for the Company to await the filing or conclusion of a civil or criminal action against the alleged violator before taking disciplinary action. D. Does the Company Have any Other Policies Regarding Confidential Information? The Company also has strict policies relating to safeguarding the confidentiality of its internal, proprietary information and the use of social media and other online platforms. These policies include procedures regarding identifying, marking and safeguarding confidential 1 The civil penalty for a control person’s involvement in insider trading violations is listed in Section 21A(a)(3) of the Exchange Act (15 U.S. Code 78u-1(a)(3)) as $2.17 million. The SEC adjusts this number for inflation annually, as required by the Federal Civil Penalties Inflation Adjustment Act, as amended by the Federal Civil Penalties Inflation Adjustment Act Improvements Act of 2015 (28 U.S.C. 2461). Please refer to https://www.sec.gov/enforce/civil-penalties-inflation-adjustments.htm prior to using this Insider Trading Policy to confirm the civil penalty amount. Note also that the criminal penalties described in this section of the Insider Trading Policy are listed in Section 32 of the Exchange Act and are not subject to periodic inflation adjustments.

ACTIVE/129481757.2 8 information and employee confidentiality agreements. You should comply with these policies and agreements at all times. E. How Do You Report a Violation of this Insider Trading Policy? If you violate this Insider Trading Policy or any federal or state laws governing insider trading, or if you know of any such violation of this Insider Trading Policy by any director, officer or employee of the Company, you must report the violation immediately to the Compliance Officer. However, if the conduct in question involves the Compliance Officer, or if you have reported such conduct to the Compliance Officer and you do not believe that he or she has dealt with it properly, or if you do not feel that you can discuss the matter with the Compliance Officer, you may raise the matter with the Chief Financial Officer or the Chief Executive Officer. F. Is This Insider Trading Policy Subject to Modification? The Company may at any time change this Insider Trading Policy or adopt such other policies or procedures that it considers appropriate to carry out the purposes of its policies regarding insider trading and the disclosure of Company information. Notice of any such change will be delivered to you by the Company by regular or electronic mail (or other delivery option used by the Company, which may include the posting of such change on the Company’s intranet, SharePoint site and/or learning management system). You will be deemed to have received, be bound by and agree to revisions of this Insider Trading Policy, as amended or restated from time to time, when copies of such revisions have been delivered to you. ***** Adopted September 8, 2020, subject to effectiveness of the Company’s Registration Statement on Form S-1 for its initial public offering. Amended and restated as of June 22, 2022. March 8, 2023, and June 20, 2024.